Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Contacts:	Efthimios P. Sotos, Chief Financial Officer (215) 785-4000

JONES APPAREL GROUP, INC.
REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

New York, New York - July 26, 2006 - Jones Apparel Group, Inc. (NYSE:JNY) today reported results for the second quarter ended July 1, 2006. Revenues totaled $1,074.1 million versus $1,176.4 million for the second quarter of 2005. The decrease in revenues was primarily attributable to the sale of the Polo Jeans Company business during the first quarter of 2006. Polo Jeans Company contributed $69.3 million in revenues during the prior year comparable period.

Earnings per share were $0.32 for the second quarter of 2006, as compared to $0.46 in the same period last year. Excluding the impact of severance and other expenses related to the strategic operating initiatives, and expenses relating to the settlement of litigation concerning a license agreement, adjusted earnings per share for the second quarter of 2006 versus the prior year comparable period was $0.45 and $0.48, respectively, as detailed in the accompanying schedule.

Peter Boneparth, President and Chief Executive Officer, stated, "Our adjusted second quarter results were stronger than we had anticipated, primarily due to the continuation of similar trends that we experienced during the first quarter. The better wholesale apparel business expanded its operating profit margin by over 200 basis points, benefiting from improved gross margins and lower operating expenses versus the year ago period. Additionally, our collective moderate apparel business maintained its operating margin on a year-over-year basis and exceeded plan. While the operating margin performance of the wholesale footwear business was basically even with the prior year period, challenges within our handbag and costume jewelry businesses combined to have a negative overall effect on the business segment. Comparable store sales from our owned footwear and ready-to-wear stores (excluding Barneys New York) were down 0.8%. We were very pleased with the performance of our Barneys New York luxury retail business, which generated a comparable store sales increase of 8.9% in the quarter as it continues to exceed our expectations."

Efthimios P. Sotos, Chief Financial Officer, commented, "Inventory at July 1, 2006 totaled $585.7 million, compared to $661.7 million at the end of the prior year period. Accounts receivable at the end of the second quarter was $410.1 million, compared to $509.2 million at the end of the prior year period. We ended the quarter with $794.5 million of funded debt and, net of $88.4 million cash on hand, our debt to book capitalization ratio was 21.4%, down from 32.0% in the prior year period. Our operating cash flow for the first six months of 2006 was $261.1 million, an improvement of $109.0 million versus the comparable period in 2005, as our working capital planning remained disciplined."

Mr. Boneparth added, "We remain very pleased with the results of our strategic operating initiatives, which are well underway. As the financial results within our wholesale better apparel business demonstrate, we are achieving substantial improvements and cost reductions within the areas of pre-production, supply-chain management, customer service and compliance, and non-merchandise purchasing. We also remain on plan with the phased implementation of a single enterprise resource management system during the fourth quarter of this year. After 12 months of reviewing our business operations and implementing process improvements, we remain very comfortable with our stated cost reduction goal of approximately $30 million in 2006 and over $100 million annually by the end of 2007. These business improvements will serve to offset the impact from the department store consolidations and to expand our future operating margin."

Mr. Boneparth concluded, "Overall, we were very pleased with the Company's first half financial performance as we achieved meaningful business improvements that allowed us to exceed our plan. We believe we are heading in the right direction, and remain very comfortable with the long-term prospects of the Company. However, we are not immune from the many near-term uncertainties that continue to impact our industry. In particular, volatile consumer spending patterns, consolidation in our wholesale distribution channel, historically high fuel prices and increased interest rates, combine to form meaningful obstacles for the back half of 2006. While we expect to continue achieving business process improvements, we feel it is prudent to maintain a cautious outlook for the remainder of the year. As such, we continue to target 2006 full year adjusted earnings per share of $2.19, which is consistent with our prior guidance. Over the long term, we remain confident in our multi-brand, multi-channel business model, which serves as the cornerstone of our strategy."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.12 per share to all common stockholders of record as of August 11, 2006 for payment on August 25, 2006.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com. The call will be recorded and made available through August 3 and may be accessed by dialing 877-344-7529. Enter account number 393649.

Presentation of Information in the Press Release

In an effort to provide investors with additional information regarding the Company's consolidated operating results as determined by generally accepted accounting principles (GAAP), the Company has also disclosed in this press release non-GAAP information regarding the strategic review of its infrastructure and the costs associated with the termination of certain licensing agreements as discussed above. The Company believes that providing further information resulting from the execution of the strategic review will allow investors to better analyze its ongoing results. The Company has also provided a reconciliation of its GAAP results to adjusted results.

Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 company, is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through our chain of specialty retail and value-based stores, and operates the Barneys New York chain of luxury stores. The Company's nationally recognized brands include Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon, Le Suit and Barneys New York. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation and footwear under the Dockers Women brand licensed from Levi Strauss & Co. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company primarily contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Certain statements contained herein are "forward-looking statements"within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes,""expect,""plans,""intends,""anticipates"and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involves risks and uncertainties, including:

  those associated with the effect of national and regional economic conditions;

  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

  the performance of the Company's products within the prevailing retail environment;

  customer acceptance of both new designs and newly-introduced product lines;

  the Company's reliance on a few department store groups for large portions of the Company's business;

  consolidation of the Company's retail customers;

  financial difficulties encountered by customers;

  the effects of vigorous competition in the markets in which the Company operates;

  uncertainties associated with the exploration of a possible sale of the Company's business, including uncertainties as to the occurrence or terms of any such transaction;

  the Company's ability to identify acquisition candidates and, in an increasingly competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;

  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;

  the Company's reliance on independent foreign manufacturers;

  changes in the costs of raw materials, labor, advertising and transportation;

  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;

  the uncertainties of sourcing associated with the new environment in which general quota has expired on apparel products (while China has agreed to safeguard quota on certain classes of apparel products through 2008, political pressure will likely continue for restraint on importation of apparel);

  the Company's ability to successfully implement new operational and financial computer systems; and

  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A - Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Media Contact:
Joele Frank and Sharon Goldstein
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions except per share data

	SECOND QUARTER				SIX MONTHS
	2006		2005		2006		2005

Net sales	$ 1,059.7	98.7%	$ 1,165.4	99.1%	$ 2,259.9	98.7%	$ 2,500.4	99.0%
Licensing income (net)	9.7	0.9%	11.0	0.9%	21.6	0.9%	25.2	1.0%
Service income	4.7	0.4%	-	-	7.9	0.3%	-	-

Total revenues	1,074.1	100.0%	1,176.4	100.0%	2,289.4	100.0%	2,525.6	100.0%
Cost of goods sold	667.7	62.2%	741.9	63.1%	1,432.7	62.6%	1,592.4	63.1%

Gross profit	406.4	37.8%	434.5	36.9%	856.7	37.4%	933.2	36.9%
SG&A expenses	336.6	31.3%	329.1	28.0%	656.2	28.7%	669.5	26.5%
Loss on sale of Polo Jeans Company business	-	-	-	-	45.1	2.0%	-	-

Income from operations	69.8	6.5%	105.4	9.0%	155.4	6.8%	263.7	10.4%
Net interest expense and financing costs	(12.1)	(1.1%)	(17.9)	(1.5%)	(27.3)	(1.2%)	(36.8)	(1.5%)
Equity in earnings of unconsolidated affiliates	0.9	0.1%	0.9	0.1%	1.8	0.1%	1.8	0.1%

Income before taxes	58.6	5.5%	88.4	7.5%	129.9	5.7%	228.7	9.1%
Provision for income taxes	22.0	2.0%	33.6	2.9%	69.3	3.0%	86.9	3.4%

Income before cumulative effect of change in accounting principle	36.6	3.4%	54.8	4.7%	60.6	2.6%	141.8	5.6%
Cumulative effect of change in accounting for share-based payments, net of tax	-	-	-	-	1.9	0.1%	-	-

Net income	$ 36.6	3.4%	$ 54.8	4.7%	$ 62.5	2.7%	$ 141.8	5.6%

Shares outstanding - diluted	113.5		120.2		114.5		121.4
Earnings per share - diluted
Income before cumulative effect of change in accounting principle	$0.32		$0.46		$0.53		$1.17
Net income	$0.32		$0.46		$0.55		$1.17

Percentages may not add due to rounding.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions except per share data

	SECOND QUARTER		SIX MONTHS
	2006	2005	2006	2005

Net income (as reported)	$ 36.6	$ 54.8	$ 62.5	$ 141.8
Provision for income taxes	22.0	33.6	69.3	86.9
Cumulative effect of change in accounting principle	-	-	(1.9)	-
Loss on sale of Polo Jeans Company business	-	-	45.1	-
Items affecting segment income:
Manufacturing inefficiencies and other fees	-	4.6	-	8.4
Severance and other expenses related to strategic review, and certain one-time items	22.4	-	28.7	-

Adjusted income before taxes	81.0	93.0	203.7	237.1
Adjusted provision for income taxes	30.4	35.3	76.4	90.1

Adjusted net income	$ 50.6	$ 57.7	$ 127.3	$ 147.0

Earnings per share - diluted (as reported)	$ 0.32	$ 0.46	$ 0.55	$ 1.17
Provision for income taxes	0.20	0.27	0.60	0.71
Cumulative effect of change in accounting principle	-	-	(0.01)	-
Loss on sale of Polo Jeans Company business	-	-	0.39	-
Items affecting segment income:
Manufacturing inefficiencies and other fees	-	0.04	-	0.07
Severance and other expenses related to strategic review, and certain one-time items	0.20	-	0.25	-

Adjusted income before taxes	0.72	0.77	1.78	1.95
Adjusted provision for income taxes	0.27	0.29	0.67	0.74

Adjusted earnings per share - diluted	$ 0.45	$ 0.48	$ 1.11	$ 1.21

Breakdown of items affecting segment income by segment:
Wholesale better apparel	$ 5.6	$ -	$ 7.6	$ -
Wholesale moderate apparel	0.2	4.6	0.7	8.4
Wholesale footwear and accessories	11.9	-	14.8	-
Retail	3.2	-	3.8	-
Licensing, other and eliminations	1.5	-	1.8	-

Adjusted earnings per share - diluted	$ 22.4	$ 4.6	$ 28.7	$ 8.4

Adjusted segment margins
Wholesale better apparel	9.8%	7.7%	14.8%	12.2%
Wholesale moderate apparel	8.9%	9.0%	10.8%	11.6%
Wholesale footwear and accessories	9.5%	11.1%	11.8%	13.2%
Retail	10.0%	11.6%	6.2%	8.0%

Total	8.6%	9.4%	10.0%	10.8%

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

(In millions)	Wholesale Better Apparel	Wholesale Moderate Apparel	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended July 1, 2006
Revenues from external customers	$ 229.3	$ 267.9	$ 203.2	$ 363.3	$ 10.4	$ 1,074.1
Intersegment revenues	32.9	0.9	10.4	-	(44.2)	-

Total revenues	262.2	268.8	213.6	363.3	(33.8)	1,074.1

Segment income	$ 20.1	$ 23.6	$ 8.3	$ 33.1	$ (15.3)	69.8

	7.7%	8.8%	3.9%	9.1%		6.5%
Net interest expense						(12.1)
Equity in earnings of unconsolidated affiliates						0.9

Income before provision for income taxes						$ 58.6

For the fiscal quarter ended July 2, 2005
Revenues from external customers	$ 300.6	$ 306.4	$ 218.7	$ 339.7	$ 11.0	$ 1,176.4
Intersegment revenues	38.0	-	9.0	-	(47.0)	-

Total revenues	338.6	306.4	227.7	339.7	(36.0)	1,176.4

Segment income	$ 26.0	$ 22.9	$ 25.3	$ 39.5	$ (8.3)	105.4

	7.7%	7.5%	11.1%	11.6%		9.0%
Net interest expense						(17.9)
Equity in earnings of unconsolidated affiliates						0.9

Income before provision for income taxes						$ 88.4

For the fiscal six months ended July 1, 2006
Revenues from external customers	$ 567.0	$ 600.0	$ 431.1	$ 668.5	$ 22.8	$ 2,289.4
Intersegment revenues	70.7	2.2	22.5	-	(95.4)	-

Total revenues	637.7	602.2	453.6	668.5	(72.6)	2,289.4

Segment income	$ 86.7	$ 64.1	$ 38.6	$ 37.6	$ (26.5)	200.5

	13.6%	10.6%	8.5%	5.6%		8.8%
Loss on sale of Polo Jeans Company business						(45.1)
Net interest expense						(27.3)
Equity in earnings of unconsolidated affiliates						1.8

Income before provision for income taxes						$ 129.9

For the fiscal six months ended July 2, 2005
Revenues from external customers	$ 729.3	$ 661.5	$ 486.4	$ 623.2	$ 25.2	$ 2,525.6
Intersegment revenues	72.9	2.8	21.1	-	(96.8)	-

Total revenues	802.2	664.3	507.5	623.2	(71.6)	2,525.6

Segment income	$ 97.6	$ 68.5	$ 66.9	$ 49.9	$ (19.2)	263.7

	12.2%	10.3%	13.2%	8.0%		10.4%
Net interest expense						(36.8)
Equity in earnings of unconsolidated affiliates						1.8

Income before provision for income taxes						$ 228.7

JONES APPAREL GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions

	July 1, 2006	July 2, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 88.4	$ 35.3
Accounts receivable, net of allowances of $33.8 and $45.2 for doubtful accounts, discounts, returns and co-op advertising	410.1	509.2
Inventories	585.7	661.7
Deferred taxes	54.0	57.7
Other current assets	74.8	80.0

TOTAL CURRENT ASSETS	1,213.0	1,343.9
Property, plant and equipment, at cost, less accumulated depreciation and amortization	337.6	309.9
Goodwill	1,740.5	2,100.6
Other intangibles, less accumulated amortization	824.7	831.0
Other assets	50.2	55.7

	$ 4,166.0	$ 4,641.1

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$ -	$ 123.3
Current portion of long-term debt and capital lease obligations	3.9	357.8
Accounts payable	266.7	282.0
Income taxes payable	51.8	41.0
Accrued expenses and other current liabilities	146.9	160.8

TOTAL CURRENT LIABILITIES	469.3	964.9

NONCURRENT LIABILITIES:
Long-term debt and obligation under capital leases	790.6	791.1
Deferred taxes	189.8	167.7
Other	115.9	91.4

TOTAL NONCURRENT LIABILITIES	1,096.3	1,050.2

TOTAL LIABILITIES	1,565.6	2,015.1

STOCKHOLDERS' EQUITY	2,600.4	2,626.0

	$ 4,166.0	$ 4,641.1

JONES APPAREL GROUP, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions

	Six Months Ended
	July 1, 2006	July 2, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 62.5	$ 141.8

Adjustments to reconcile net income to net cash provided by operating activities, net of sale of Polo Jeans Company business:
Loss on sale of Polo Jeans Company business	45.1	-
Cumulative effect of change in accounting for share-based payments	(3.1)	-
Depreciation and amortization	50.2	51.8
Equity in earnings of unconsolidated affiliates	(1.8)	(1.8)
Provision for losses on accounts receivable	0.8	1.3
Deferred taxes	10.6	29.6
Other items, net	1.3	(0.5)
Changes in operating assets and liabilities:
Accounts receivable	47.9	(62.5)
Inventories	35.1	1.9
Prepaid expenses and other current assets	15.5	(12.0)
Other assets	2.3	4.2
Accounts payable	9.9	20.6
Income taxes payable	(2.4)	10.9
Accrued expenses and other liabilities	(12.8)	(33.2)

Total adjustments	198.6	10.3

Net cash provided by operating activities	261.1	152.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of Polo Jeans Company business	350.6	-
Capital expenditures	(64.9)	(37.6)
Payments relating to Barneys acquisition	-	(4.1)
Acquisition of intangibles	-	(0.1)
Other	0.1	0.3

Net cash provided by (used in) investing activities	285.8	(41.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under credit facilities	(129.5)	54.0
Redemption at maturity of 7.875% Senior Notes	(225.0)	-
Principal payments on capital leases	(2.3)	(2.5)
Debt issuance costs	-	(0.4)
Purchases of treasury stock	(125.1)	(155.6)
Dividends paid	(27.2)	(24.2)
Proceeds from exercise of employee stock options	13.3	8.9
Excess tax benefits from share-based payment arrangements	1.8	-

Net cash used in financing activities	(494.0)	(119.8)

EFFECT OF EXCHANGE RATES ON CASH	0.6	(0.5)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	53.5	(9.7)
CASH AND CASH EQUIVALENTS, BEGINNING	34.9	45.0

CASH AND CASH EQUIVALENTS, ENDING	$ 88.4	$ 35.3